EXHIBIT 1(e)

CITY CLERK'S OFFICE                                               FILED
    JUN 28 1989                                                JUN 29 1989
  CITY OF BOSTON                                            SECRETARY OF STATE
                                                           CORPORATION DIVISION

                               SCUDDER TARGET FUND

                Certificate of Amendment of Declaration of Trust

      The undersigned, being at least a majority of the duly elected and qualified Trustees of Scudder Target Fund, a Massachusetts business trust, (the "Trust") acting pursuant to Article VIII, Section 8.3 of the Amended and Restated Declaration of Trust dated December 21, 1987, as amended, (the "Declaration of Trust") do hereby certify that the following amendment to the Declaration of Trust was adopted by the favorable vote on March 23, 1989 of the majority of Trustees, to wit,

            RESOLVED that upon the date the Trust's Post-Effective Amendment to its Registration Statement under the Securities Act of 1933 offering shares of a series of the Trust designated "Scudder Short Term Bond Fund", becomes effective, Section 1.1 and Section 1.2(o) of the Amended and Restated Declaration of Trust dated December 21, 1987, as amended, are amended to change the name of the Trust from "Scudder Target Fund" to "Scudder Funds Trust" so that the said Sections read in their entirety as follows:

                  Section 1.1. Name. The name of the Trust created hereby is the "Scudder Funds Trust."

                  Section 1.2(o) The "Trust" means the "Scudder Funds Trust."

      IN WITNESS WHEREOF, the undersigned have this day signed this Certificate of Amendment of Declaration of Trust.

Dated:  June 29, 1989

/s/  Thomas J. Devine                           /s/  Wilson Nolen
------------------------------                  -----------------------------
Thomas J. Devine, as                            Wilson Nolen, as Trustee
Trustee

/s/  Peter B. Freeman                           /s/  Samuel Thorne, Jr.
------------------------------                  -----------------------------
Peter B. Freeman, as                                  Samuel Thorne, Jr. as
Trustee                                               Trustee

/s/  George S. Johnston
------------------------------
George S. Johnston, as
Trustee


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